                                                                   Exhibit 10.22

================================================================================

                                  Pentair, Inc.

                    $50,000,000 4.93% Senior Notes, Series A,
                                due July 25, 2013

               $100,000,000 Floating Rate Senior Notes, Series B,
                                due July 25, 2013

                    $50,000,000 5.03% Senior Notes, Series C,
                              due October 15, 2013

                                   ----------

                             Note Purchase Agreement

                                   ----------

                               Dated July 25, 2003

================================================================================

                                Table of Contents

                         (Not a part of the Agreement)

Section                             Heading                                 Page

Section 1.        Authorization of Notes ....................................  1


Section 2.        Sale and Purchase of Notes ................................  2


Section 3.        Closing ...................................................  2


Section 4.        Conditions to Closing .....................................  3

   Section 4.1.   Representations and Warranties ............................  3
   Section 4.2.   Performance; No Default ...................................  3
   Section 4.3.   Compliance Certificates ...................................  3
   Section 4.4.   Opinions of Counsel .......................................  3
   Section 4.5.   Purchase Permitted by Applicable Law, etc .................  4
   Section 4.6.   Sale of Other Notes .......................................  4
   Section 4.7.   Payment of Special Counsel Fees. ..........................  4
   Section 4.8.   Private Placement Number ..................................  4
   Section 4.9.   Changes in Corporate Structure ............................  4
   Section 4.10.  2003 Note Purchase Subsidiary Guaranty ....................  4
   Section 4.11.  Funding Instructions ......................................  5
   Section 4.12.  Proceedings and Documents .................................  5

Section 5.        Representations and Warranties of the Company .............  5

   Section 5.1.   Organization; Power and Authority .........................  5
   Section 5.2.   Authorization, etc ........................................  5
   Section 5.3.   Disclosure ................................................  6
   Section 5.4.   Organization and Ownership of Shares of Subsidiaries;
                  Affiliates ................................................  6
   Section 5.5.   Financial Statements ......................................  7
   Section 5.6.   Compliance with Laws, Other Instruments, etc ..............  7
   Section 5.7.   Governmental Authorizations, etc ..........................  7
   Section 5.8.   Litigation; Observance of Agreements, Statutes and Orders .  7
   Section 5.9.   Taxes .....................................................  7
   Section 5.10.  Title to Property; Leases .................................  8
   Section 5.11.  Licenses, Permits, etc ....................................  8
   Section 5.12.  Compliance with ERISA .....................................  8
   Section 5.13.  Private Offering by the Company ...........................  9
   Section 5.14.  Use of Proceeds; Margin Regulations .......................  9
   Section 5.15.  Existing Indebtedness; Future Liens ....................... 10
   Section 5.16.  Foreign Assets Control Regulations, etc ................... 10

   Section 5.17.  Status under Certain Statutes ............................. 11
   Section 5.18.  Environmental Matters ..................................... 11


Section 6.        Representations of the Purchaser .......................... 11

   Section 6.1.   Purchase for Investment ................................... 11
   Section 6.2.   Source of Funds ........................................... 11


Section 7.        Information as to Company ................................. 13

   Section 7.1.   Financial and Business Information ........................ 13
   Section 7.2.   Officer's Certificate ..................................... 15
   Section 7.3.   Inspection ................................................ 16


Section 8.        Prepayment of the Notes ................................... 16

   Section 8.1.   No Scheduled Required Prepayments ......................... 16
   Section 8.2.   Optional Prepayments with Make-Whole Amount ............... 16
   Section 8.3.   Allocation of Partial Prepayments ......................... 17
   Section 8.4.   Maturity; Surrender, etc .................................. 17
   Section 8.5.   Purchase of Notes ......................................... 18
   Section 8.6.   Make-Whole Amount ......................................... 18


Section 9.        Affirmative Covenants ..................................... 19

   Section 9.1.   Compliance with Laws ...................................... 19
   Section 9.2.   Insurance ................................................. 19
   Section 9.3.   Maintenance of Properties ................................. 20
   Section 9.4.   Payment of Taxes and Claims ............................... 20
   Section 9.5.   Corporate Existence, etc .................................. 20
   Section 9.6.   2003 Note Purchase Subsidiary Guaranty .................... 20
   Section 9.7.   Unrestricted Subsidiary ................................... 21


Section 10.       Negative Covenants ........................................ 21

   Section 10.1.  Transactions with Affiliates .............................. 21
   Section 10.2.  Mergers, Consolidations and Sales of Assets ............... 22
   Section 10.3.  Liens ..................................................... 23
   Section 10.4.  Certain Indebtedness Ratios ............................... 25
   Section 10.5.  Maximum Priority Debt ..................................... 26
   Section 10.6.  Securitization ............................................ 26


Section 11.       Events of Default ......................................... 26


Section 12.       Remedies On Default, Etc .................................. 29

   Section 12.1.  Acceleration .............................................. 29
   Section 12.2.  Other Remedies ............................................ 29
   Section 12.3.  Rescission ................................................ 29

   Section 12.4.  No Waivers or Election of Remedies, Expenses, etc ......... 30


Section 13.       Registration; Exchange; Substitution of Notes ............. 30

   Section 13.1.  Registration of Notes ..................................... 30
   Section 13.2.  Transfer and Exchange of Notes ............................ 30
   Section 13.3.  Replacement of Notes ...................................... 31


Section 14.       Payments on Notes ......................................... 31

   Section 14.1.  Place of Payment .......................................... 31
   Section 14.2.  Home Office Payment ....................................... 31


Section 15.       Expenses, etc ............................................. 32

   Section 15.1.  Transaction Expenses ...................................... 32
   Section 15.2.  Survival .................................................. 32

Section 16.       Survival of Representations and Warranties; Entire
                  Agreement ................................................. 32


Section 17.       Amendment and Waiver ...................................... 33

   Section 17.1.  Requirements .............................................. 33
   Section 17.2.  Solicitation of Holders of Notes .......................... 33
   Section 17.3.  Binding Effect, etc ....................................... 33
   Section 17.4.  Notes Held by Company, etc ................................ 34
   Section 17.5.  Calculation of Outstanding Notes .......................... 34


Section 18.       Notices ................................................... 34


Section 19.       Reproduction of Documents ................................. 35


Section 20.       Confidential Information .................................. 35


Section 21.       Substitution of Purchaser ................................. 36


Section 22.       Miscellaneous ............................................. 36

   Section 22.1.  Successors and Assigns .................................... 36
   Section 22.2.  Payments Due on Non-Business Days ......................... 36
   Section 22.3.  Severability .............................................. 36
   Section 22.4.  Construction .............................................. 37
   Section 22.5.  Counterparts .............................................. 37
   Section 22.6.  Governing Law ............................................. 37

Signature ................................................................... 38

SCHEDULE A    -- Information Relating to Purchasers

SCHEDULE B    -- Defined Terms

SCHEDULE 4.9  -- Changes in Corporate Structure

SCHEDULE 5.4  -- Restricted Subsidiaries

SCHEDULE 5.5  -- Financial Statements

SCHEDULE 5.8  -- Certain Litigation

SCHEDULE 5.11 -- Licenses, Permits, etc.

SCHEDULE 5.15 -- Existing Indebtedness

EXHIBIT 1-A   -- Form of 4.93% Senior Note, Series A, due July 25, 2013

EXHIBIT 1-B   -- Form of Floating Rate Senior Note, Series B, due July 25, 2013

EXHIBIT 1-C   -- Form of 5.03% Senior Note, Series C, due October 15, 2013

EXHIBIT 2     -- Form of 2003 Note Purchase Subsidiary Guaranty

EXHIBIT 4.4(a)-- Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)-- Form of Opinion of Special Counsel for the Purchasers

                                  Pentair, Inc.
                        5500 Wayzata Boulevard, Suite 800
                       Golden Valley, Minnesota 55416-1259

                 4.93% Senior Notes, Series A, due July 25, 2013

             Floating Rate Senior Notes, Series B, due July 25, 2013

               5.03% Senior Notes, Series C, due October 15, 2013

                                                                     Dated as of
                                                                   July 25, 2003

To each of the Purchasers listed in
   the attached Schedule A:

Ladies and Gentlemen:

     Pentair, Inc., a Minnesota corporation (the "Company"), agrees with you as follows:

Section 1. Authorization of Notes.

     The Company will authorize the issue and sale of: (i) $50,000,000 aggregate principal amount of its 4.93% Senior Notes, Series A, due July 25, 2013 (the "Series A Notes"); (ii) $100,000,000 aggregate principal amount of its Floating Rate Senior Notes, Series B, due July 25, 2013 (the "Series B Notes"); and (iii) $50,000,000 aggregate principal amount of its 5.03% Senior Notes, Series C, due October 15, 2013 (the "Series C Notes" and, together with the Series A Notes and the Series B Notes, the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Series A Notes, Series B Notes and the Series C Notes shall be substantially in the forms set out in Exhibits 1-A, 1-B and 1-C, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     The Series B Notes shall bear interest from the date of issue at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on the twenty-fifth day of each January, April, July and October in each year (commencing October 25, 2003) and at maturity (each such date being referred to as an "Interest Payment Date") and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and LIBOR Breakage Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate, whether by acceleration or otherwise, until paid.

Pentair, Inc.                                            Note Purchase Agreement

     Interest on the Series B Notes shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

     The Adjusted LIBOR Rate shall be determined by the Company, and notice thereof shall be given to the holders of the Series B Notes, together with such information as the holders of the Series B notes may reasonably request for verification (including in all events, a facsimile transmission of the relevant screen and calculations), on the second Business Day preceding each Interest Period. In the event that the holders of more than 50% in aggregate principal amount of the outstanding Series B Notes do not concur with such determination by the Company, as evidenced by notice to the Company by such holders within ten
(10) Business Days after receipt by such holders of the notice delivered by the Company pursuant to the previous sentence, the determination of Adjusted LIBOR Rate shall be made by the holders of the Series B Notes, in accordance with the provisions of this Agreement and shall be conclusive and binding absent manifest error.

Section 2. Sale and Purchase of Notes.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the series and in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder. The Series A Notes, Series B Notes and Series C Notes are each herein sometimes referred to as Notes of a "series."

Section 3. Closing.

     The sale and purchase of the Series A Notes and the Series B Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "First Closing") on July 25, 2003 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. The sale and purchase of the Series C Notes to be purchased by you and the Other Purchasers shall occur at the aforementioned offices of Chapman and Cutler at 10:00 a.m. Chicago time, at a closing (the "Second Closing") on October 15, 2003 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers (the First Closing and the Second Closing hereinafter each being referred to, individually, as a "Closing"). At each Closing the Company will deliver to you the Notes of the series to be purchased by you in the form of a single Note (or such greater number of Notes of the appropriate series in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of

Pentair, Inc.                                            Note Purchase Agreement

your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the bank and account number set forth in the funding instructions provided to you by the Company pursuant to Section 4.11. If at the relevant Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing.

     Your obligation to purchase and pay for the Notes to be sold to you at each respective Closing is subject to the fulfillment to your satisfaction, prior to or at such Closing, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

     Section 4.3. Compliance Certificates.

     (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

     (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Agreements. Each Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the 2003 Note Purchase Subsidiary Guaranty.

     Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Louis
L. Ainsworth, Senior Vice President and General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in

Pentair, Inc.                                            Note Purchase Agreement

connection with such transactions, substantially in the form set forth in
Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     Section 4.5. Purchase Permitted by Applicable Law, etc. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes. (a) Contemporaneously with each Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at such Closing as specified in Schedule A.

     (b) As a condition to the Second Closing, the Company shall have issued and sold 100% of the Series A Notes and the Series B Notes on the date of the First Closing in accordance with the terms and provisions hereof.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before each Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of Notes.

     Section 4.9. Changes in Corporate Structure. Except as specified in
Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.10. 2003 Note Purchase Subsidiary Guaranty. The 2003 Note Purchase Subsidiary Guaranty shall have been executed and delivered by each of the Subsidiary Guarantors and the Other Creditor Supplement in the form of Exhibit A to the Intercreditor Agreement shall have been executed and delivered by the Company, you and each Other Purchaser.

Pentair, Inc.                                            Note Purchase Agreement

     Section 4.11. Funding Instructions. At least three Business Days prior to the date of each Closing, you shall have received written instructions executed by a Responsible Officer directing the manner of the payment of funds and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, and (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.

     Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 5. Representations and Warranties of the Company.

     The Company represents and warrants to you that:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, etc. The Financing Agreements have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Upon execution and delivery thereof, the 2003 Note Purchase Subsidiary Guaranty will have been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor party thereto. Upon execution and delivery thereof, the 2003 Note Purchase Subsidiary Guaranty will constitute a legal, valid and binding obligation of each of the Subsidiary Guarantors enforceable against each of the Subsidiary Guarantors in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Pentair, Inc.                                            Note Purchase Agreement

     Section 5.3. Disclosure. The Company, through its agent, Banc One Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated June, 2003 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or in one of the documents, certificates or other writings identified therein, since December 31, 2002, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company (and peculiar to the Company and its Subsidiaries) that could reasonably be expected to have a Material Adverse Effect that has not been set forth or identified herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Restricted Subsidiaries, showing, as to each Restricted Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company or another Subsidiary.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Pentair, Inc.                                            Note Purchase Agreement

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of the Note Purchase Agreement and the Notes and the Subsidiary Guarantors of the 2003 Note Purchase Subsidiary Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

     Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Subsidiary Guarantors of the 2003 Note Purchase Subsidiary Guaranty.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and

Pentair, Inc.                                            Note Purchase Agreement

payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any returns, taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries as of December 31, 2002 and for the fiscal period then ended in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been examined by the Internal Revenue Service and paid for all fiscal years ending on or before September 30, 1997.

     Section 5.10. Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, etc. Except as disclosed in Schedule 5.11,

     (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

     (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

     (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the

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Pentair, Inc.                                            Note Purchase Agreement

incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the accumulated benefit liabilities under each of the Plans (other than Multiemployer Plans) subject to Title IV of ERISA determined as of January 1, 2002 and on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The accumulated post-retirement benefit obligation (determined as of December 31, 2002 in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is disclosed in Note 12 to the consolidated financial statements of the Company and its Subsidiaries for its fiscal year ended December 31, 2002 referred to in Schedule 5.5.

     (e) The execution and delivery of the Financing Agreements and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a)(1) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code that, in either event, could reasonably be expected to have a Material Adverse Effect. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 42 other Institutional Investors, each of which has been offered the Notes and the Subsidiary Guaranty at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to refinance existing indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or

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Pentair, Inc.                                            Note Purchase Agreement

indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5.00% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5.00% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 29, 2003, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.3.

     Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any Subsidiary Guarantor (a) is a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) to the best of the Company's knowledge, engages in any dealings or transactions, or be otherwise associated, with any such person.

     The Company and its Subsidiaries are in compliance in all material respects with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

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Pentair, Inc.                                            Note Purchase Agreement

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any Material claim or has received any notice of any Material claim, and no proceeding has been instituted raising any Material claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any Material claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 6. Representations of the Purchaser.

     Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes .

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

Pentair, Inc.                                            Note Purchase Agreement

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

Pentair, Inc.                                            Note Purchase Agreement

Section 7. Information as to Company.

     The Company agrees that so long as any amount payable hereunder remains unpaid;

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefore and filed with the Securities and Exchange Commission will be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit

Pentair, Inc.                                            Note Purchase Agreement

     provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described above shall be deemed to satisfy the requirements of this Section 7.1(b);

     Notwithstanding the foregoing, in the event that one or more Unrestricted Subsidiaries shall own, individually or in the aggregate, more than 10% of the Consolidated Total Assets of the Company and its Subsidiaries, determined at the end of the respective periods set forth in Section 7.1(a) and this Section 7.1 (b), then the Company shall deliver to each holder of the Notes that is an Institutional Investor, financial statements of the character and for the dates and periods as in said Section 7.1(a) and this
     Section 7.1(b) covering the group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidated statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Section 7.1(a) and this Section 7.1(b).

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, management letter, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

Pentair, Inc.                                            Note Purchase Agreement

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence), provided that such certificate shall include information describing in reasonable detail any difference in the calculation of the Company's calculation of Consolidated Net Worth pursuant to the terms of this Agreement and the calculation of consolidated net worth of the Company determined in accordance with GAAP; and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review

Pentair, Inc.                                            Note Purchase Agreement

     of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times (which shall be normal business hours) and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8. Prepayment of the Notes.

     Section 8.1. No Scheduled Required Prepayments. Subject to the provisions of Section 12, the Notes are not subject to scheduled required prepayments of principal.

     Section 8.2. Optional Prepayments with Make-Whole Amount. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series A Notes, in an amount not less than 10% of the aggregate principal amount of the Series A Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Series A Notes written notice of each optional prepayment under this Section 8.2(a) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series A Notes to be prepaid on such date, the principal amount of each Series A Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the

Pentair, Inc.                                            Note Purchase Agreement

interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series A Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     (b) The Company may, at its option, upon notice as provided below, prepay on any Interest Payment Date on or after, but not prior to, July 25, 2005, all, or any part of, the Series B Notes, in an amount not less than 10% of the aggregate principal amount of the Series B Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment. The Company will give each holder of Series B Notes written notice of each optional prepayment under this Section 8.2(b) not less than 30 days and not more than 60 days prior to the Interest Payment Date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series B Notes to be prepaid on such date, the principal amount of each Series B Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

     (c) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series C Notes, in an amount not less than 10% of the aggregate principal amount of the Series C Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Series C Notes written notice of each optional prepayment under this Section 8.2(c) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series C Notes to be prepaid on such date, the principal amount of each Series C Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series C Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of a series, the principal amount of the Notes of such series to be prepaid shall be allocated among all of the Notes of that series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

     Section 8.4. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal

Pentair, Inc.                                            Note Purchase Agreement

amount accrued to such date and, in the case of the Series A Notes or the Series C Notes, the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and, in the case of the Series A Notes or the Series C Notes, Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Series A Note or Series C Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series A Note or Series C Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Series A Note or Series C Note, the principal of such Note that is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Series A Note or Series C Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series A Notes or Series C Notes, as the case may be, is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Series A Note or Series C Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Screen PX1" on the Bloomberg Financial Markets Screen, or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities (or such other display as may replace Screen PX1 on the Bloomberg Financial Markets Screen, or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield

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Pentair, Inc.                                            Note Purchase Agreement

     will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series A Note or Series C Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series A Notes or Series C Notes, as the case may be, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
     Section 8.2(a) or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Series A Note or Series C Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9. Affirmative Covenants.

     The Company agrees that so long as any amount payable hereunder remains unpaid:

     Section 9.1. Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations in compliance with all Environmental Laws, except for such noncompliance which individually or in the aggregate would not be reasonably expected to result in Material liability to the Company and its Subsidiaries taken as a whole.

     Section 9.2. Insurance. The Company shall, and shall cause each Subsidiary to, maintain (either in the name of the Company or in such Subsidiary's own name), with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar

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Pentair, Inc.                                            Note Purchase Agreement

businesses, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided, however, that in lieu of any such insurance, the Company and any of its Subsidiaries may maintain with its Affiliates a system or systems of self-insurance (or captive insurance) which will accord with sound practices of similarly situated corporations maintaining such systems.

     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Except as permitted by Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.6. 2003 Note Purchase Subsidiary Guaranty. The Company will take, and will cause its Subsidiaries to take, such actions as are reasonably necessary (including delivery of authorization documents and customary opinions of counsel) so that as of the Closing Date, and at all times thereafter (subject to the proviso below), all of the Company's obligations hereunder and under the Notes are guaranteed by Subsidiaries (other than Foreign Subsidiaries) that, in the aggregate together with the Company, own 90% or more of the consolidated assets of the Company and its Subsidiaries (excluding Foreign Subsidiaries) and earned 90% or more of the consolidated revenues of the Company and its Subsidiaries (excluding Foreign Subsidiaries)

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Pentair, Inc.                                            Note Purchase Agreement

during the most recent period of four consecutive fiscal quarters (excluding the revenues of any Subsidiary or business unit which has been divested or liquidated on or prior to any date of determination), in each case pursuant to the 2003 Note Purchase Subsidiary Guaranty.

     The 2003 Note Purchase Subsidiary Guaranty shall cease to be effective upon the payment in full of the principal and interest on the Notes and all other payments due under this Agreement and the Other Agreements. In addition, the 2003 Note Purchase Subsidiary Guaranty shall, without any further action of the holders of the Notes, cease to be effective on the first date on which the Credit Agreement Guaranty (or any replacement thereof) ceases to be effective (a "Credit Agreement Guaranty Termination"); provided, however, that the foregoing release shall be effective only if (i) at the time of such release and after giving effect thereto, no Default or Event of Default shall exist and (ii) each Subsidiary Guaranty ceases to be effective by its terms upon a Credit Agreement Guaranty Termination. In addition, if at any time any Person which is a Subsidiary Guarantor is released from its obligations under the Credit Agreement Guaranty (or any replacement thereof) then such Person shall, without any further action of the Company or the holder of the Note, be released from the 2003 Note Purchase Subsidiary Guaranty; provided however, that the foregoing release shall be effective only if (i) at the time of such release and after giving effect thereto, no Default or Event of Default shall exist and (ii) such Person is concurrently released from its obligations under the terms of each Subsidiary Guaranty upon such Credit Agreement Guaranty (or any replacement thereof) release. In the event that the obligations of any Subsidiary Guarantor are released in accordance with the foregoing and other Indebtedness of the Company is thereafter supported by a Guaranty from such Subsidiary, the Company will cause such Subsidiary to execute and deliver to each holder of Notes a new Guaranty substantially in the form of the 2003 Note Purchase Subsidiary Guaranty.

     Section 9.7. Unrestricted Subsidiary. The Company may from time to time cause any Subsidiary to be designated as an Unrestricted Subsidiary or an Unrestricted Subsidiary to be designated as a Restricted Subsidiary, provided, however, no Subsidiary may be designated an Unrestricted Subsidiary unless, at the time of such designation and after giving effect thereto, no Default or Event of Default shall exist, provided, further, that once a Restricted Subsidiary has been designated an Unrestricted Subsidiary it shall not be redesignated as a Restricted Subsidiary on more than one occasion. Within ten days following any designation described above, the Company will deliver to you a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Company certifying compliance with the requirements of this Section 9.7 and setting forth information necessary to establish such compliance.

Section 10. Negative Covenants.

     The Company covenants that so long as any of the Notes is outstanding:

     Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (excluding the Company or any Restricted Subsidiary), except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less

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Pentair, Inc.                                            Note Purchase Agreement

favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 10.2. Mergers, Consolidations and Sales of Assets. (a) Neither the Company nor any Restricted Subsidiary will consolidate with or be a party to a merger with any other corporation, partnership or limited liability company; provided, however, that:

               (i) any Restricted Subsidiary may merge or consolidate with or into the Company or any other Restricted Subsidiary so long as in any transaction involving the Company, the Company shall be the surviving or continuing corporation; and

               (ii) any Restricted Subsidiary may merge or consolidate with any corporation, partnership or limited liability company other than the Company or any other Restricted Subsidiary so long as the Company complies with the provisions of subparagraph (b) hereof with respect to any such transaction as if such transaction were undertaken in the form of a sale of assets; and

               (iii) the Company may merge or consolidate with or into any other corporation, partnership or limited liability company if at the time of such merger or consolidation and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and the Company shall be the surviving corporation or, if not, (x) the surviving corporation, partnership or limited liability company shall continue to be organized under the laws of one of the States of the United States of America and (y) the surviving corporation, partnership or limited liability company expressly agrees in writing to assume all liabilities under and to be bound by the Notes and this Agreement.

     (b) Other than in the ordinary course of their businesses, the Company and its Restricted Subsidiaries taken as a whole will not, in any fiscal year, sell, lease, transfer or otherwise dispose of more than 20% of Consolidated Total Assets (determined as of the date of the most recently ended fiscal quarter of the Company for which financial statements are available prior to each such sale, lease, transfer or other disposition) (excluding sales of receivables pursuant to a Securitization Transaction); provided, however, that the Company and its Restricted Subsidiaries taken as a whole may dispose of more than 20% of Consolidated Total Assets if, in connection with any such disposal, the Company and its Restricted Subsidiaries (including any Restricted Subsidiary created for the purpose of acquiring operating assets) applies the Net Proceeds of the sale of the assets within twelve months from the date of such sale either (i) to the acquisition of operating assets of the Company and its Restricted Subsidiaries; or (ii) to the retirement of Senior Debt (other than Senior Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt); provided, that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.2 hereof (except that no Make-Whole Amount will be required) in a principal amount which equals the Ratable Portion for such Note. A failure by a holder of Notes to respond in writing not later than

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Pentair, Inc.                                            Note Purchase Agreement

ten days prior to the proposed prepayment date to any offer to prepay pursuant to this Section 10.2(b) shall be deemed to constitute a rejection of such offer by such holder. To the extent any holder of a Note fails to accept such offer of prepayment, then the Net Proceeds that would have been paid to such holder shall be offered pro rata to the other holders of the Notes that have accepted the offer. To the extent that any holder of a Note rejects such offer of prepayment, the Company nevertheless will be deemed to have offered to prepay to such holder an amount equal to the Ratable Portion for such Note. "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Proceeds being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company and its Restricted Subsidiaries. For purposes of any determination under this Section 10.2(b), any Unrestricted Subsidiary which had been a Restricted Subsidiary at any time within the period commencing 12 months prior to the date of such determination shall be treated as a Restricted Subsidiary.

     Section 10.3 Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or upon any income or profits therefrom, or assigns or otherwise convey any right to receive income or profits(unless it makes or causes to be made, effective provisions whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders), except:

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained therefore, provided no notice of Lien has been filed or recorded under the Code;

          (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases),

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Pentair, Inc.                                            Note Purchase Agreement

     performance bonds, purchase, construction or sales contracts and other similar obligations or (iii) given in connection with usual and customary commercial transactions, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property;

          (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with in a Material way, the ordinary conduct of the business of the Company and its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, detract from the value of such property in any Material way;

          (f) Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Indebtedness owing to the Company or any of its Wholly-Owned Restricted Subsidiaries;

          (g) Liens existing on the date of this Agreement and securing the Indebtedness of the Company and its Restricted Subsidiaries and disclosed in the financial statements referred to in Section 5.5 or set forth in
     Schedule 5.15;

          (h) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property, or any improvement thereon, acquired or constructed by the Company or a Restricted Subsidiary after the date of this Agreement (including, but not limited to, Liens in respect of Capital Leases), provided that

               (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

               (ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

               (iii) any such Lien shall be created within 180 days of the acquisition or completion of construction of such property;

          (i) any Lien (including, but not limited to, Liens in respect of Capital Leases) existing on property of a Person immediately prior to such Person being consolidated

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Pentair, Inc.                                            Note Purchase Agreement

     with or merged into the Company or a Restricted Subsidiary or such Person becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (h) or (i) of this Section 10.3, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other Property,
     (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

          (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or the applicable Subsidiary in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (l) Liens on assets of a Subsidiary issuing Indebtedness in connection with Securitization Transactions; provided that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions shall not at any time exceed in the aggregate $150,000,000; and

          (m) additional Liens securing Indebtedness of the Company or any Restricted Subsidiary, provided that no Default or Event of Default exists including under Section 10.5.

     Section 10.4. Certain Indebtedness Ratios. (a) The Company will not and will not permit any Restricted Subsidiary to incur additional Funded Indebtedness unless, after giving effect thereto and to the application of the proceeds thereof, total Funded Indebtedness does not exceed 65% of Total Capitalization.

     (b) The Company will not and will not permit any Restricted Subsidiary to have any Current Indebtedness outstanding unless during the immediately preceding twelve month period there shall have been period of at least 30 consecutive days during which the amount of the Consolidated Current Indebtedness, when added to outstanding Funded Indebtedness, equals a

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Pentair, Inc.                                            Note Purchase Agreement

sum that is less than the maximum amounts of Funded Indebtedness permitted by the limitation set forth in paragraph (a) of this Section 10.4.

     For the purposes of this Section 10.4, any Person becoming a Restricted Subsidiary after the date hereof shall be deemed, at the time it becomes a Restricted Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

     Section 10.5. Maximum Priority Debt. The Company will not at any time permit Priority Debt to exceed 20% of Consolidated Net Worth.

     Section 10.6. Securitization. The Company shall not, and shall not permit any Restricted Subsidiary to, permit the aggregate outstanding investment or claim held by purchasers, assignees or transferees of (or of interests in) receivables of the Company and its Restricted Subsidiaries in connection with Securitization Transactions to exceed $150,000,000.

Section 11. Events of Default.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, (if any), or LIBOR Breakage Amount (if any) on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.2 through 10.6; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
     Section 11); or

          (e) any representation or warranty made in writing by or on behalf of an Obligor or by any officer of an Obligor in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

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Pentair, Inc.                                            Note Purchase Agreement

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount (including any LIBOR Breakage Amount) or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto (a "Payment Default"), (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests),
     (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) in the case of any such event or condition consisting of a Payment Default, one or more Persons have the right to require the Company or any Subsidiary to purchase or repay such Indebtedness; or

          (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiaries, or any such petition shall be filed against the Company or any Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Subsidiaries (net of insurance proceeds whereunder a solvent insurer with an investment grade long term bond rating has acknowledged in writing its obligation to satisfy such judgment) and which judgments are not, within 60 days after entry thereof, bonded,

Pentair, Inc.                                            Note Purchase Agreement

     discharged or stayed pending appeal and which could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; or

          (j) at any time during which the 2003 Note Purchase Subsidiary Guaranty is required to be in effect pursuant to Section 9.6, (i) the 2003 Note Purchase Subsidiary Guaranty shall cease to be in full force and effect with respect to any Subsidiary Guarantor (other than as a result of such Subsidiary Guarantor ceasing to be a Subsidiary pursuant to a transaction permitted hereunder), (ii) any Subsidiary Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the 2003 Note Purchase Subsidiary Guaranty, or
     (iii) any Subsidiary Guarantor (or any Person by, through or on behalf of such Subsidiary Guarantor) shall contest in any manner the validity, binding nature or enforceability of the 2003 Note Purchase Subsidiary Guaranty with respect to such 2003 Note Purchase Subsidiary Guarantor; or

          (k) the failure of the Company to issue the Series C Notes on the date of the Second Closing as a result of the failure of the Company to satisfy the conditions set forth in Section 4 in respect of the Second Closing; or

          (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the present value of the accumulated benefit liabilities under all Plans (other than Multiemployer Plans) subject to Title IV of ERISA, determined on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, do not exceed the aggregate current value of the assets of all such Plans allocable to such benefit liabilities by more than $50,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan and the withdrawal liability finally determined with respect to that withdrawal exceeds $5,000,000, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
     (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms "current value," "employee benefit plan," "employee welfare benefit plan" and "present value" shall have the respective meanings assigned to such terms in section 3 of ERISA, and the term "benefit liabilities" has the meaning assigned to such term in section 4001 of ERISA.

Pentair, Inc.                                            Note Purchase Agreement

Section 12. Remedies on Default, etc.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable.

     Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount or LIBOR Breakage Amount determined in respect of such principal amount, as the case may be, (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount or LIBOR Breakage Amount, as the case may be, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In addition to, and not in limitation of, the foregoing, each holder of Notes shall have all rights and remedies available at law or in equity under or pursuant to any or all of the other Financing Agreements.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or

Pentair, Inc.                                            Note Purchase Agreement

LIBOR Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or LIBOR Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by any Financing Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13. Registration; Exchange; Substitution of Notes.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, 1-B or 1-C, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp

Pentair, Inc.                                            Note Purchase Agreement

tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or participation as you and the Other Purchasers have made pursuant to Section 6.2, provided that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount or LIBOR Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank One, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or LIBOR Breakage Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation

Pentair, Inc.                                            Note Purchase Agreement

thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

Section 15. Expenses, etc.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the other Financing Agreements and (c) the reasonable cost and expenses incurred in connection with the initial filing of this Agreement, all related documents and financial information, all subsequent annual and interim filings of documents and financial information related hereto with the Securities Valuation Office or any successor organization succeeding to the authority thereof. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement.

     All representations and warranties contained herein shall survive the execution and delivery of the Financing Agreements, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to any Financing Agreement shall be deemed

Pentair, Inc.                                            Note Purchase Agreement

representations and warranties of such Obligor under the Financing Agreements. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or LIBOR Breakage Amount on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     Section 17.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

     Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company

Pentair, Inc.                                            Note Purchase Agreement

and the holder of any Note of any series nor any delay in exercising any rights hereunder or under any Note of any series shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

     Section 17.5. Calculation of Outstanding Notes. For purposes of any determination under this Section 17 prior to the Second Closing, the Notes proposed to be issued and sold on the Second Closing shall be deemed to be outstanding and held by the proposed Purchaser designated in Schedule A.

Section 18. Notices.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Louis L. Ainsworth, Esq., Senior Vice President, General Counsel and Corporate Secretary, or at such other address as the Company shall have specified to the holder of each Note in writing, or

          (iv) if to any Subsidiary Guarantor, to the Subsidiary Guarantor c/o the Company at the Company's address as set forth at the beginning hereof to the attention of Louis L. Ainsworth, Esq., Senior Vice President, General Counsel and Corporate Secretary.

Notices under this Section 18 will be deemed given only when actually received.

Pentair, Inc.                                            Note Purchase Agreement

Section 19. Reproduction of Documents.

     The Financing Agreements and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response

Pentair, Inc.                                            Note Purchase Agreement

to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this
Section 20.

Section 21. Substitution of Purchaser.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or LIBOR Breakage Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Pentair, Inc.                                            Note Purchase Agreement

     Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 *  *  *  *  *

Pentair, Inc.                                            Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                             Very truly yours,

                                             Pentair, Inc.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

Pentair, Inc.                                            Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

[Add Purchaser Signature Blocks]

                       Information Relating to Purchasers

                                   Principal        Principal        Principal
                                   Amount of        Amount of        Amount of
                                Series A Notes   Series B Notes   Series C Notes
                                     to Be            to Be            to Be
Name and Address of Purchaser      Purchased        Purchased        Purchased
-----------------------------   --------------   --------------   --------------
[Name of Purchaser]                   $

(1)  All payments by wire
     transfer of immediately
     available funds to:

     with sufficient
     information to identify
     the source and
     application of such
     funds.

(2)  All notices of payments
     and written
     confirmations of such
     wire transfers:

(3)  All other communications:

                                   Schedule A
                          (to Note Purchase Agreement)

                                  Defined Terms

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "2003 Note Purchase Subsidiary Guaranty" means a Guaranty issued by various Subsidiaries of the Company which shall be substantially in the form of Exhibit 2 hereto.

     "Adjusted LIBOR Rate" shall mean, for any Interest Period, LIBOR plus 115 basis points.

     "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and, if the applicable Business Day relates to the determination of LIBOR, a day on which dealings are carried on in U.S. dollar deposits in the London interbank market.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Pentair, Inc., a Minnesota corporation.

                                   Schedule B
                          (to Note Purchase Agreement)

     "Confidential Information" is defined in Section 20.

     "Consolidated Current Indebtedness" means, as of any date of determination, the total principal amount of all Current Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis.

     "Consolidated Funded Indebtedness" means, as of the date of any determination, Funded Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis.

     "Consolidated Net Worth" means the value of stockholders' equity of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that the Company may exclude from the calculation of Consolidated Net Worth any amounts attributable to adjustments resulting from the application of (i) translation of currency (FAS 52), (ii) pension adjustments (FAS 87), (iii) market value of derivatives (FAS 133) and
(iv) any other non-cash write-offs or write-downs resulting solely from changes in GAAP arising after the date of Closing.

     "Consolidated Total Assets" means the total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Credit Agreement Guaranty" means the Guaranty dated May 1, 2001 issued by certain Subsidiaries of the Company whereby such Subsidiaries guaranty all of the obligations of the Borrower under the Credit Agreements.

     "Credit Agreement Guaranty Termination" is defined in Section 9.6.

     "Credit Agreements" means the Long Term Credit Agreement dated as of September 2, 1999 among the Company, Pentair UK Limited, Pentair Canada Inc., EuroPentair GMBH, various financial institutions and Bank of America, N.A., as administrative agent, as amended, restated or otherwise modified from time to time ("Long Term Credit Agreement") and the 364-Day Credit Agreement dated as of September 2, 1999 among the Company, various financial institutions and Bank of America, N.A., as administrative agent, as amended, restated or otherwise modified from time to time ("364-Day Credit Agreement").

     "Current Indebtedness" means, with respect to any Person, all Indebtedness of such Person excluding Funded Indebtedness, it being agreed that (a) Indebtedness outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more and (b) Current Maturities of Funded Indebtedness, shall, in each case, constitute Funded Indebtedness and not Current Indebtedness, even though such Indebtedness by its terms matures on demand or within one year from such date.

     "Current Maturities of Funded Indebtedness" means, at any time and with respect to any item of Funded Indebtedness, the portion of such Funded Indebtedness outstanding at such time which by the terms of such Funded Indebtedness or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means (x) in the case of the Series A Notes and the Series C Notes, that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Series A Notes or the Series C Notes, as the case may be, or (ii) 2.00% over the rate of interest publicly announced by Bank One, N.A. in Chicago, Illinois as its "base" or "prime" rate and (y) in the case of the Series B Notes, that rate of interest that is 2.00% per annum plus the Adjusted LIBOR Rate.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financing Agreements" means (i) this Agreement, (ii) the Other Agreements,
(iii) the Notes and (iv) the 2003 Note Purchase Subsidiary Guaranty, in each case as amended or modified from time to time.

     "First Closing" is defined in Section 3.

     "Foreign Subsidiary" means any Subsidiary (i) organized under the laws of a jurisdiction other than the United States or a state thereof and (ii) which conducts substantially all of its business and operations in a jurisdiction other than the United States.

     "Funded Indebtedness" means, as of the date of any determination, Indebtedness of the Company and its Restricted Subsidiaries having a final maturity of more than one year from the date of determination thereof, (including all Current Maturities of such Funded Indebtedness), and the lowest average principal amount outstanding for all revolving credit facilities during any 30 consecutive day period within the prior twelve months, provided that liabilities of the

Company or any Restricted Subsidiary outstanding under any synthetic lease transaction shall not be included as Indebtedness for purposes of calculating Consolidated Funded Indebtedness.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "Holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its non-contingent liabilities in respect of reimbursement agreements or similar agreements in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f) Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5.00% of the aggregate principal amount of any series of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" means the Intercreditor Agreement dated as of May 1, 1999, among Bank of America, N.A., as agent for various financial institutions and certain other creditors of the Company (as amended, restated or otherwise modified from time to time).

     "Interest Payment Dates" shall have the meaning set forth in Section 1, provided that if an Interest Payment Date shall fall on a day which is not a Business Day, the related interest payment shall be made in accordance with
Section 22.2 hereof.

     "Interest Period" shall mean each period commencing on the date of the First Closing, thereafter, commencing on an Interest Payment Date and continuing up to, but not including, the next Interest Payment Date.

     "LIBOR" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a 90-day period which appears on the Telerate Page 3750 published by the British Bankers Association or any successor page or source thereto, effective as of 11:00 a.m. (London, England time) two
(2) Business days prior to the beginning of such Interest Period).

     "LIBOR Breakage Amount" shall mean any loss, cost or expense reasonably incurred by any holder of a Series B Note as a result of any payment or prepayment of any Series B Note on a day other than a regularly scheduled Interest Payment Date for such Series B Note or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Each holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its Series B Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two
(2) Business Days prior to the date of such prepayment. Each such determination shall be conclusive absent manifest error.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Section 8.6.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of an Obligor to perform its obligations under the Financing Agreements, or (c) the validity or enforceability of any Financing Agreement.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Proceeds" as of the date of any asset sale disposition shall mean the sum of the net proceeds received by the Company and its Restricted Subsidiaries from all sales or other dispositions of assets during the fiscal year which exceeds an amount equal to 20% of Consolidated Total Assets measured as of the prior fiscal year end minus an amount equal to the net proceeds arising on account of prior asset dispositions during such fiscal year which have been reinvested in the ordinary course of business or which are then held by the Company or a Restricted Subsidiary for such reinvestment purpose.

     "Notes" is defined in Section 1.

     "Obligor" or "Obligors" means and includes the Company and each Subsidiary Guarantor.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company (or other Obligor as the context may require) whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in Section 2.

     "Other Purchasers" is defined in Section 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Priority Debt" means the sum, without duplication, of (i) Indebtedness of the Company secured by Liens not otherwise permitted by clauses (a) through (l) of Section 10.3 and (ii) all Indebtedness of Restricted Subsidiaries excluding:

          (a) Indebtedness of a Restricted Subsidiary outstanding on the date of Closing;

          (b) Indebtedness of a Restricted Subsidiary owed to the Company or a Restricted Subsidiary;

          (c) Indebtedness incurred by a Restricted Subsidiary domiciled in a country other than the United States or Canada with respect to its operations in a country outside the United States or Canada;

          (d) Indebtedness of a Restricted Subsidiary outstanding at the time such Restricted Subsidiary becomes a Subsidiary;

          (e) Indebtedness under the 2003 Note Purchase Subsidiary Guaranty or any new Guaranty guaranteeing the Notes substantially in the form of the 2003 Note Purchase Subsidiary Guaranty;

          (f) so long as the 2003 Note Purchase Subsidiary Guaranty or any new Guaranty guaranteeing the Notes substantially in the form of the 2003 Note Purchase Subsidiary Guaranty is in effect, Indebtedness of the respective Subsidiary Guarantor thereunder arising under unsecured guaranties of such Subsidiary Guarantor of other Senior Debt; and

          (g) Indebtedness under Securitization Transactions in an aggregate amount not exceeding $150,000,000.

     "Property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding on the Person or any of its property or to which the Person or any of its property are subject.

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Subsidiary" shall mean any Subsidiary of the Company which is designated as a Restricted Subsidiary pursuant to Section 9.7.

     "Second Closing" is defined in Section 3.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Securities Valuation Office" shall mean the Securities Valuation Office of the National Association of Insurance Commissioners.

     "Securitization Transaction" means any sale, assignment or other transfer, which in each case shall constitute a true sale transaction, by the Company or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary or any interest in any of the foregoing (other than sales of defaulted receivables, foreign receivables or similar items in the ordinary course of business consistent with past practice), together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Company or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables, provided that (i) Indebtedness incurred pursuant to any Securitization Transaction shall be Indebtedness of a Subsidiary and not the Company and shall be recourse only to the receivables or obligations transferred pursuant thereto, and (ii) at the time of any such Securitization Transaction and immediately after giving effect thereto, no Default or Event of Default would exist.

     "Senior Debt" means Indebtedness of the Company or any Restricted Subsidiary which is not junior or subordinate to any other Indebtedness of the Company or any Restricted Subsidiary.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     "Series A Notes" is defined in Section 1.

     "Series B Notes" is defined in Section 1.

     "Series C Notes" is defined in Section 1.

     "Significant Subsidiary" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of Closing).

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guarantor" means, on any day, each Subsidiary that has executed a counterpart of the 2003 Note Purchase Subsidiary Guaranty on or prior to that day (and has not been released from its obligations hereunder in accordance with the terms hereof).

     "Subsidiary Guaranty" shall have the meaning set forth in the Intercreditor Agreement.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Total Capitalization" means, as of any date, the sum of (a) the Consolidated Net Worth at such date plus (b) Consolidated Funded Indebtedness at such date.

     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, stock of a Subsidiary.

     "Unrestricted Subsidiary" means any Subsidiary that is not a Restricted Subsidiary.

     "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

     In connection with any determination of Consolidated Current Indebtedness, Consolidated Funded Indebtedness, Consolidated Net Worth, Consolidated Total Assets, Priority Debt and Total Capitalization, the assets, liabilities, gains and losses of Unrestricted Subsidiaries shall be excluded.

                         Changes in Corporate Structure

None.

                                  Schedule 4.9
                          (to Note Purchase Agreement)

                      Pentair, Inc. Restricted Subsidiaries

                                           Jurisdiction of
               Entity                      Incorporation                        Ownership
--------------------------------------   ------------------   -------------------------------------------
Aplex Industries, Inc.                   Texas                100% by Pentair Pump Group, Inc.
Axholme Resources Limited                United Kingdom       100% by Pentair Water Filtration UK Limited
Biesemeyer Manufacturing                 Arizona              100% by Delta International Machinery Corp.
   Corporation
Century Mfg. Co.                         Minnesota            100% by PFAM, Inc.
Codeline Corporation                     Ohio                 100% by Essef Corp.
Delta International Machinery Corp.      Minnesota            100% by Pentair Tools Group, Inc.
DeVilbiss Air Power Company              Delaware             100% by Pentair Tools Group, Inc.
Distribuidora Porter Cable Limitada      Chile                99.99% by Porter-Cable Corporation
                                                              0.01% by Pentair, Inc.
Electronic Enclosures, Inc.              Delaware             100% by Pentair Enclosures Group, Inc.
Epps Limited                             Mauritius            100% by Essef Corp.
Eraba Holdings Limited                   United Kingdom       100% by Schroff U.K. Limited
Eraba Limited                            United Kingdom       100% by Eraba Holdings Limited
Essef Corp.                              Ohio                 100% by Pentair Water Group, Inc.
EuroPentair GmbH                         Germany              100% by Pentair Global SARL
Europentair Vermogensverwaltung          Germany              100% by EuroPentair GmbH
   GmbH
Pentair Water Filtration France SAS      France               100% by FDD S.A.
FDD S.A.                                 France               100% by Plymouth Products Inc.
Fleck Controls, Inc.                     Wisconsin            100% by Pentair Water Group, Inc.
Fleck Europe SARL                        France               100% by Pentair International SARL
FLEX Elektrowerkzeuge GmbH               Germany              100% by EuroPentair GmbH
Hoffman Enclosures (Mex.), LLC           Minnesota            100% by Hoffman Enclosures Inc.
Hoffman Enclosures Inc.                  Minnesota            100% by Pentair Enclosures Group, Inc.
Hoffman Engineering S. de R.L. de        Mexico               99.99% by Hoffman Enclosures Inc.
   C.V.                                                       0.01% by Hoffman Enclosures (Mex.), LLC
Hoffman Schroff PTE Ltd.                 Singapore            100% by Pentair Asia PTE Ltd.
Kreepy Krauly Ltd. (PTY)                 South Africa         100% by Pentair Pool Products, Inc.
Lincoln Automotive Company               Minnesota            100% by PFAM, Inc.
McNeil (Ohio) Corporation                Minnesota            100% by Pentair, Inc.
Metalurgica Taunus Ltda                  Brazil               99% by Pentair do Brasil Holdings Ltda
                                                              1% by Pentair Electronic Packaging Company
National Pool Tile Group, Inc.           California           100% by Pentair Pool Products, Inc.
Oldham Saw Co., Inc.                     New York             100% by Surewood Acquisition Corporation
Optima Enclosures Limited                United Kingdom       100% by Schroff U.K. Limited
Pentair Aquaculture SA                   Switzerland          100% by Pentair Pool Products, Inc.
Pentair Asia Holdings S.a.r.l.           Luxembourg           100% by Pentair Global SARL
Pentair Asia PTE Ltd.                    Singapore            100% by Pentair, Inc.

                                Schedule 5.4(a)
                          (to Note Purchase Agreement)

                                          Jurisdiction of
               Entity                      Incorporation                        Ownership
--------------------------------------   ------------------   -------------------------------------------
Pentair Canada, Inc.                     Canada               50% by Delta International Machinery Corp.
                                                              50% by Pentair Pump Group, Inc.
Pentair do Brasil Holdings Ltda          Brazil               100% by Pentair Global SARL
Pentair Electronic Packaging Company     Minnesota            100% by Pentair Enclosures Group, Inc.
Pentair Electronic Packaging de          Mexico               99.97% by Pentair Electronic Packaging Company
   Mexico, S. de R.L. de C.V.                                 0.03% by Hoffman Enclosures (Mex.), LLC
Pentair Enclosures Inc.                  Minnesota            100% by Pentair Enclosures Group, Inc.
Pentair Enclosures Group, Inc.           Delaware             100% by Pentair, Inc.
Pentair Enclosures Inc. de Chile         Chile                90% by Pentair Enclosures Inc.
   Limitada                                                   10% by Hoffman Enclosures Inc.
Pentair Enclosures Limited               United Kingdom       100% by Pentair UK Limited
Pentair Enclosures, S. de R.L. de C.V.   Mexico               90% by Pentair Enclosures Inc.
                                                              10% by Hoffman Enclosures Inc.
Pentair Financial Services Ireland       Ireland              100% by Pentair Canada, Inc.
Pentair FSC Corporation                  Barbados             100% by Pentair, Inc.
Pentair Global SARL                      Luxembourg           90% by Pentair International Sarl
                                                              10% by Pentair, Inc.
Pentair Halifax, Incorporated            Nova Scotia          100% by Pentair, Inc.
Pentair Housing, Inc.                    Minnesota            100% by PFAM, Inc.
Pentair Housing, LP                      Minnesota            99% by Pentair, Inc.
                                                              1% by Pentair Housing, Inc.
Pentair International Sarl               Luxembourg           100% by Pentair, Inc.
Pentair Nova Scotia, Co.                 Nova Scotia          100% by Pentair, Inc.
Pentair Pacific Rim (Water) Limited      Hong Kong            100% by Pentair Global SARL
Pentair Pacific Rim, Ltd.                Hong Kong            100% by Pentair Global SARL
Pentair Pool Products, Inc.              Delaware             100% by Essef Corp.
Pentair Pump Group, Inc.                 Delaware             100% by Pentair Water Group, Inc.
Pentair Qingdao Enclosures Company       People's Republic    100% by Pentair Pacific Rim, Ltd.
                                         of China
Pentair Taiwan LLC                       Taiwan               100% by Porter-Cable Corporation
Pentair Tool & Equipment Sales           Minnesota            100% by Pentair Tools Group, Inc.
   Company
Pentair Tools Group, Inc.                Delaware             100% by Pentair, Inc.
Pentair UK Group Limited                 United Kingdom       100% by Pentair, Inc.
Pentair UK Limited                       United Kingdom       99.5% by Pentair, Inc.
                                                              0.05% by Hoffman Enclosures Inc.
Pentair Water (Suzhou) Company Ltd.      People's Republic    100% by Pentair Pacific Rim (Water) Limited
                                         of China
Pentair Water Belgium BV                 Belgium              100% by Essef Corp.
Pentair Water Europe S.r.l.              Italy                100% by Pentair Global SARL
Pentair Water Filtration UK Limited      United Kingdom       100% by Pentair UK Group Limited
Pentair Water France SAS                 France               100% by Fleck Europe SARL

                                    5.4(a)-13

                                           Jurisdiction of
               Entity                      Incorporation                        Ownership
--------------------------------------   ------------------   -------------------------------------------
Pentair Water Group, Inc.                Delaware             100% by Pentair, Inc.
Pentair Water India Private Limited      India                78.04% by Essef Corp.
                                                              21.96% by Epps Limited
Pentair Water Italy S.r.l.               Italy                100% by Schroff S.r.l.
Pentair Water Taiwan Co. Ltd.            Taiwan               100% by Pentair Asia PTE Ltd.
Pentair Water Technologies Ltd.          British Virgin       100% by Pentair Water Taiwan Co. Ltd.
                                         Islands
Pentair Water Treatment Company          Minnesota            100% by Pentair Water Group, Inc.
Pentair Water Treatment India Private    India                100% by Pentair Water India Private Limited
   Ltd.
Penwald Insurance Company                Vermont              75% by Pentair, Inc.
                                                              25% by Pentair Canada, Inc.
PFAM, Inc.                               Delaware             100% by Pentair, Inc.
Plymouth Products Inc.                   Delaware             100% by Pentair Water Group, Inc.
Porter Cable de Mexico, S.A. de C.V.     Mexico               100% by Porter-Cable Corporation
Porter-Cable Argentina, LLC              Minnesota            100% by Pentair, Inc.
Porter-Cable Corporation                 Delaware             100% by Pentair Tools Group, Inc.
Porter-Cable de Argentina, S.R.L.        Argentina            99% by Porter-Cable Corporation
                                                              1% by Porter-Cable Argentina, LLC
PTG Accessories Corp.                    Minnesota            100% by PFAM, Inc.
Rainbow Acquisition Corp.                Ohio                 100% by Pentair Pool Products, Inc.
Sanford Technology                       Florida              100% by Essef Corp.
Schroff GmbH                             Germany              100% by EuroPentair GmbH
Schroff K.K.                             Japan                100% by Hoffman Enclosures Inc.
Schroff S.r.l.                           Italy                100% by Pentair Global SARL
Schroff SAS                              France               100% by Fleck Europe SARL
Schroff Scandinavia AB                   Sweden               100% by Pentair Global SARL
Schroff U.K. Limited                     United Kingdom       100% by Pentair Enclosures Limited
Schroff, Inc.                            Rhode Island         100% by Hoffman Enclosures Inc.
Structural Asia Pacific Corporation      Ohio                 100% by Essef Corp.
Surewood Acquisition Corporation         North Carolina       100% by Pentair Tools Group, Inc.
The Woodworker's Choice, Inc.            North Carolina       100% by Surewood Acquisition Corporation
WEB Tool & Manufacturing, Inc.           Illinois             100% by Pentair Electronic Packaging Company

                                    5.4(a)-14

                              Financial Statements

Consolidated Balance Sheets of Pentair, Inc. and subsidiaries as of December 31, 2002.

Consolidated Statements of Income for the Years ended December 31, 2002.

Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 2002.

Consolidated Statements of Cash Flows for the Years ended December 31, 2002.

Unaudited Consolidated Balance Sheet as of March 29, 2003.

Unaudited Consolidated Statement of Income for the quarter ended March 29, 2003.

Unaudited Consolidated Statement of Changes in Shareholders' Equity for the quarter ended March 29, 2003.

Unaudited Consolidated Statements of Cash Flows for the quarter ended March 29, 2003.

                                  Schedule 5.5
                          (to Note Purchase Agreement)

                               Certain Litigation

1.   See description of Horizon Litigation attached as Attachment 1.

2.   See description of Asbestos Litigation attached as Attachment 2.

3.   See description of Black & Decker Patent Litigation attached as
     Attachment 3.

                                  Schedule 5.8
                          (to Note Purchase Agreement)

                               Horizon Litigation

     Twenty-eight separate lawsuits involving 29 primary plaintiff's, a class action, and claims for indemnity by Celebrity Cruise Lines, Inc. ("Celebrity") were brought against Essef Corporation ("Essef") and certain of its subsidiaries prior to our acquisition in August 1999. These lawsuits alleged exposure to Legionnaires bacteria by passengers aboard the cruise ship M/V Horizon, a ship operated by Celebrity. The lawsuits included a class action brought on behalf of all passengers aboard the ship during the relevant time period, individual "opt-out" passenger suits, and a suit by Celebrity. Celebrity alleges in its suit that it has sustained economic damages due to loss of use of the M/V Horizon while it was dry-docked.

     The claims against Essef and its involved subsidiaries are based upon the allegation that Essef designed, manufactured, and marketed two sand swimming pool filters that were installed as a part of the spa system on the Horizon, and allegations that the spa and filters contained bacteria that infected certain passengers on cruises from December 1993 through July 1994.

     Prior to our acquisition of Essef, a settlement was reached in the class action. With regard to the individual "opt-out" passenger suits, the claims of one plaintiff were tried under a stipulation among all remaining parties providing that the liability findings would be applicable to all plaintiffs and defendants. The claims of this plaintiff were unusual because he alleged that he developed complications that profoundly impaired his mental functioning. No other plaintiff asserted similar claims.

     The trial resulted in a jury verdict on June 13, 2000, finding liability on the part of the Essef defendants (70%) and Celebrity and its sister company, Fantasia (together 30%). Compensatory damages in the total amount of $2.7 million were awarded, each defendant being accountable for its proportionate share of liability. The Essef defendants' proportionate share is covered by insurance. Punitive damages were separately awarded against the Essef defendants in the total amount of $7 million, with 60% awarded to all remaining plaintiffs and 40% to Celebrity. The Essef defendant filed post-trial motions challenging the verdict which were denied in February 2002 and has subsequently filed an appeal to the United States Court of Appeal for the Second Circuit. This appeal was dismissed in June 2003. A petition for panel rehearing and rehearing en banc has been filed by Essef.

     All of the remaining individual cases have been resolved through either settlement or trial. The only remaining unresolved case is that brought by Celebrity for interruption of its business. That case has been placed on hold pending a resolution of post-trial motions.

     At the current time, we are optimistic that the remaining claim will be resolved within available insurance coverage. With regard to Celebrity's claim against Essef, Westchester, one of Essef's insurance carriers, has issued a notice of rights letter. We believe we have reserves sufficient to cover the amount of any uninsured awards or settlements.

                                  Attachment 1

                          Asbestos Litigation Exposure

                                June 2003 Update

     Since 1987, Pentair's McNeil (Ohio) Company subsidiary ("McNeil") has been named as a codefendant in asbestos litigation involving claims by a total of approximately 9,000 tireworkers seeking damages for personal injuries allegedly caused by exposure to asbestos or talc in various tire plants. A former division of McNeil's predecessor supplied tire curing presses to tire makers for which asbestos may have been used as an insulating material. Of these claims, approximately 1,500 were dismissed without payment, approximately 5,000 have been settled for an average settlement of less than approximately $2,000, and approximately 2,500 claims remain outstanding. There is no indication that future settlements would be significantly higher than the historical average. Ninety percent of the cost of defending and settling these claims has been paid by insurance carriers of McNeil's predecessor, with the balance being paid by McNeil, pursuant to an agreement in force among the insurers and McNeil.

     In addition, over the past few years, Pentair or its subsidiaries have been named as codefendants in additional cases. The majority of the cases relate to products manufactured and sold by third parties, for which Pentair has indemnification agreements in place which were negotiated in connection with various acquisitions over the years, e.g. General Signal Pump and Plymouth Products. Other miscellaneous claims, which number fewer than 100, have also been made with respect to products of Pentair businesses or those for which Pentair has retained some liability.

     Pentair believes that, given the factual and legal defenses to the pending claims and the applicable insurance and indemnification coverage, these asbestos claims are unlikely to result in material liability to the Company.

                                  Attachment 2

                        Black & Decker Patent Litigation

     In December 2002, Black & Decker filed a patent infringement claim against Porter-Cable Corporation, two additional US power tool manufacturers and Regitar USA, an affiliate of a Taiwanese tool manufacturer, relating to hammerdrills supplied to Porter-Cable by Regitar. The case is in early stages and no formal discovery has commenced. Porter-Cable has several defenses with respect to these claims and intends to pursue its defense vigorously.

     The product was designed by Regitar and Porter-Cable has asserted its contractual indemnification rights against Regitar. The damages which may eventually be claimed by Black & Decker are unknown, but preliminary estimates of a reasonable royalty based on past sales amount to US$1 - 1.5 million.

     In addition, Porter-Cable is contemplating pursuing Black & Decker for infringement of certain of its patents as well.

     Based on the foregoing and the preliminary stage of the case, Pentair considers that this litigation would not likely have a Material Adverse Effect.

                                  Attachment 3

                             Licenses, Permits, Etc.

     The Company and its Restricted Subsidiaries have significant patent and trademark portfolios that are used in the conduct of their respective businesses. The Company does not believe that any single patent is Material.

     Several of the Company's Restricted Subsidiaries have been and are the subject, from time to time, of claims or legal proceedings alleging infringements on intellectual property rights of third parties. There is currently one lawsuit, to the best knowledge of the Company, pending against a Restricted Subsidiary described in Schedule 5.8, which alleges infringement of certain patent rights of Black & Decker. Additional claims of infringement exist against each of the Company's primary business segments. No infringement claim has been material in the past and the Company does not know of any reason why existing claims would have a Material Adverse Effect.

     The Company and its Restricted Subsidiaries in turn monitor their intellectual property rights and seek to prevent infringement by third parties. The Company believes that a number of persons do infringe their patent or trademark rights from time to time. No violation of these rights has been material in the past and the Company does not know of any reason why existing violations would have a Material Adverse Effect.

                                  Schedule 5.11
                          (to Note Purchase Agreement)

                          Existing Indebtedness; Liens

                                                      As of March 29, 2003
                                                      --------------------

Commercial Paper                                            $109,274

Senior Revolving Credit Facilities/1/                        240,000

6.68% - 6.99% senior notes due 2003 through 2007/2/          132,003

7.85% senior notes due 2009/3/                               250,000

Fair value interest rate swap                                  1,589

Interest rate swap monetization deferred income                7,580

Other                                                         37,362
                                                            --------
   Total debt                                               $777,808

----------
/1/ The Company has committed revolving credit facilities totaling $652 million, of which $303 million was unused as of March 29, 2003

/2/ As of March 29, 2003, The Company had outstanding $132,003 million of senior unsecured notes due 2003 through 2007 with coupons ranging from 6.68% to 6.99% and maturing from June 2003 to May 2007. The notes were issued via the private placement market. The notes are currently rated "NAIC 2" and were most recently reconfirmed September 2002.

/3/ On October 5, 1999, Pentair issued $265.0 million aggregate principal amount of 7.85% senior notes due 2009.

                                  Schedule 5.15
                          (to Note Purchase Agreement)

Liens

     The Company discloses liens related to the following transactions:

          1. Hoffman Enclosures Inc. financed the acquisition, construction, equipping and installation of its Mt. Sterling manufacturing facility through $29,500,000 of Taxable Industrial Building Revenue Bonds issued by The County of Montgomery, Kentucky. Under the Bond documents, the County of Montgomery, Kentucky is the owner of the manufacturing facility and the equipment installed therein, all of which is leased to Hoffman under a lease agreement for the term of the bonds. Upon payment of the sums due under the bonds, the property will be conveyed to Hoffman. All of the Taxable Industrial Building Revenue Bonds were purchased by Pentair.

          2. In 1965, Porter Cable's manufacturing facility was financed by the Industrial Development Board of the City of Jackson (Jackson IDB) and leased to Porter- Cable for 20 years with the option to extend the lease (for a nominal amount) for up to 12 more 5-year periods. This was accounted for as a capital lease. The current annual cost is approximately $15,000.

          3. In 1995, the Porter-Cable warehouse addition (to the manufacturing facility) was structured to be legally owned by the Jackson IDB for property tax purposes. This is treated as an owned facility (i.e., capitalized lease). Annual rents are $100.

                             [Form of Series a Note]

                                  Pentair, Inc.

                 4.93% Senior Note, Series A, due July 25, 2013

No. [_________]                                                           [Date]
$[____________]                                                  PPN 709631 E# 8

     For Value Received, the undersigned, Pentair, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on July 25, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.93% per annum from the date hereof, payable semiannually, on the 25th day of each January and July in each year, commencing with the January 25 and July 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank One, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of July 25, 2003 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the

                                   Exhibit 1-A
                          (to Note Purchase Agreement)
purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be construed and enforced in accordance with the law of the State of Illinois excluding choice-of-law principles of the law of such State which would require the application of the laws of a jurisdiction other than such State.

                                            Pentair, Inc.


                                            By
                                              ----------------------------------
                                              Name:
                                              Title:

                                    E-1-A-2

                             [Form of Series B Note]

                                  Pentair, Inc.

             Floating Rate Senior Note, Series B, due July 25, 2013

No. [_________]                                                           [Date]
$[____________]                                                  PPN 709631 F* 1

     For Value Received, the undersigned, Pentair, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on July 25, 2013, with interest (computed on the basis of a 360-day year and actual days elapsed) (a) on the unpaid balance thereof at a floating rate equal to the Adjusted LIBOR Rate from the date hereof, payable quarterly, on the 25th day of each January, April, July, and October in each year, commencing with the January 25, April 25, July 25 or October 25, next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any LIBOR Breakage Amount (as defined in the Note Purchase Agreements referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

     Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at Bank One, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Floating Rate Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of July 25, 2003 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

                                   Exhibit 1-B
                          (to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be construed and enforced in accordance with the law of the State of Illinois excluding choice-of-law principles of the law of such State which would require the application of the laws of a jurisdiction other than such State.

                                            Pentair, Inc.


                                            By
                                              ----------------------------------
                                               Name:
                                               Title:

                                     E-1-B-2

                             [Form of Series C Note]

                                  Pentair, Inc.


                5.03% Senior Note, Series C, due October 15, 2013

No. [_________]                                                           [Date]
$[____________]                                                  PPN 709631 F@ 9

     FOR VALUE RECEIVED, the undersigned, PENTAIR, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on October 15, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.03% per annum from the date hereof, payable semiannually, on the 15th day of each April and October in each year, commencing with the April 15 or October 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank One, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of July 25, 2003 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the

                                   Exhibit 1-C
                          (to Note Purchase Agreement)
purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be construed and enforced in accordance with the law of the State of Illinois excluding choice-of-law principles of the law of such State which would require the application of the laws of a jurisdiction other than such State.

                                            Pentair, Inc.


                                            By
                                              ----------------------------------
                                              Name:
                                              Title:

                                     E-1-C-2

                    Description of Opinion of Special Counsel
                                 to the Company

     The closing opinion of Louis L. Ainsworth, Senior Vice President and General Counsel for the Company, which is called for by Section 4.4(a) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

          1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreements and to issue the Notes and has the corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except in jurisdictions where the failure to be so qualified would not have a Material Adverse Effect.

          2. Each Subsidiary of the Company which is organized under the laws of the United Sates or any state therein, is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified would not have a Material Adverse Effect.

          3. Each of the Note Purchase Agreement and the Notes has been duly authorized by all necessary corporate action on the part of the Company has been duly executed and delivered by the Company party thereto and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The 2003 Note Purchase Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of the each of the Subsidiary Guarantors has been duly executed and delivered by each Subsidiary Guarantor party thereto and constitutes the legal, valid and binding contract of each of the Subsidiary Guarantors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of any of the Financing Agreements.

                                 Exhibit 4.4(a)
                          (to Note Purchase Agreement)

          6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any Material agreement or other instrument known to such counsel to which the Company is a party or by which it may be bound.

     [The execution, delivery and performance by each Subsidiary Guarantor of the 2003 Note Purchase Subsidiary Guaranty does not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien upon any of the property of any such Subsidiary Guarantor pursuant to the provisions of the Articles of Incorporation or By-laws of each such Subsidiary Guarantor or any Material agreement or other instrument known to such counsel to which such Subsidiary Guarantor is a party or by which it may be bound].

          7. The issuance, sale and delivery of the Notes [and the 2003 Note Purchase Subsidiary Guaranty] under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          8. No violation of Regulation U, T or X of the Federal Reserve Board.

     With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                                   E-4.4(a)-2

                    Description of Opinion of Special Counsel
                                to the Purchasers

     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

          1. The Company is a corporation, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreements and to issue the Notes.

          2. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of Louis L. Ainsworth, Senior Vice President and General Counsel for the Company, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Minnesota and the By-laws of the Company. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois and the Federal laws of the United States.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon

                                 Exhibit 4.4(b)
                          (to Note Purchase Agreement)
representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

                                   E-4.4(b)-2